Exhibit 10.4

Prepared by and upon

Recording Mail to:

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Attn: Dennis M. Sughrue

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is dated as of October 21, 2011 and is made by and between TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company having an address at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine, CA 92614, (“Assignor”), and TL DOF III HOLDING CORPORATION, a Delaware corporation, having an address at c/o Torchlight Investors, 230 Park Avenue, New York, New York 10169 (“Assignee”).

RECITALS:

WHEREAS, Assignor is the owner of fee title to the land and improvements known as Constitution Trail Shopping Center, Normal, Illinois, which land and improvements are more particularly described in the Mortgage (the “Property”).

WHEREAS, Assignee is the current holder of a first lien mortgage loan in respect of the Property in the original principal amount of Fifteen Million Five Hundred Forty-Three Thousand Six Hundred Ninety-Six and 00/100 (15,543,696.00) (the “Loan”). The Loan is evidenced by a note in the stated principal amount of Fifteen Million Five Hundred Forty-Three Thousand Six Hundred Ninety-Six and 00/100 (15,543,696.00) (the “Note”) by Assignor in favor of Assignee and secured by, inter alia, that certain Mortgage, Security Agreement and Assignment of Leases and Rents made by Assignor in favor of Assignee (the “Mortgage”). The Note, the Mortgage and the other documents executed in connection therewith are referred to herein collectively as the “Loan Documents”.

WHEREAS, Assignor desires, to absolutely assign to Assignee all present and future leases, rents, profits and contracts covering all or any part of the Property.

NOW, THEREFORE, in order to induce Assignor to accept the Property as collateral for the Loan, and in consideration of the other matters described in the foregoing Recitals, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by Assignor, Assignor hereby covenants and agrees with Assignee as follows:

a) Assignment of Leases and Rents. Assignor hereby absolutely, presently and unconditionally grants, assigns, transfers, conveys and sets over unto Assignee, as additional security for the Note, subject to all of the terms, covenants and conditions set forth herein, all of Assignor’s right, title and interest in and to the following, whether arising under the Leases (as hereinafter defined), by statute, at law, in equity, or in any other way:

i) All of the leases of the Property which are in effect on the date hereof, and entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, any ground leases or ground subleases and all other agreements affecting the same (the “Leases”) and all guaranties thereunder;

ii) All of the rents, income, profits, revenue, judgments, condemnation awards, insurance proceeds, unearned insurance premiums and any other fees or sums payable to Assignor or any other person as landlord and other benefits and rights of the Property arising from the use, occupancy, operation or management of all or any portion thereof or from all the Leases and any proceeds, deposits or security deposits relating thereto, including, without limitation, any award to Assignor made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court, and Assignor’s right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, “Rents and Profits”); and

iii) All contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Property, entered into by or inuring to the benefit of Assignor (the “Contracts”).

b) Purpose of Assignment. Assignor hereby agrees that this Assignment is given by Assignor to Assignee to secure the following in such order of priority as Assignee may elect:

i) The repayment of the indebtedness evidenced by the Note, the terms of which are incorporated herein by this reference, with interest thereon, as provided therein and all late charges, prepayment premiums, loan fees and commitment fees required under the Note and all extensions, renewals, modifications, amendments and replacements thereof;

ii) The payment of all other sums which may be advanced by or otherwise be due to Assignee under any provision of the Note, the Mortgage or under any other instrument or document referred to in clause (c) below, with interest thereon at the rate provided therein;

iii) The performance of each and every of the covenants and agreements of Assignor contained (i) in the Note, the Mortgage, other Loan Documents, or (ii) in any and all pledges or other security agreements, loan agreements, supplemental agreements, assignments, affidavits and all instruments of indebtedness (including, without limitation, any note evidencing a Future Advance, as defined in clause (d)) or security now or hereafter executed by Assignor, or any of the parties constituting Assignor, or any general partner, member, or officer of such parties, in connection with any indebtedness referred to in clauses (a) or (d) of this paragraph or for the purpose of supplementing or amending the Mortgage or any instrument secured hereby (all of the foregoing in this clause (ii) as the same may be amended, modified or supplemented from time to time, collectively referred to as “Related Agreements”); and

iv) The repayment of any other loans or advances, with interest thereon, hereafter made to Assignor (or any successor in interest to Assignor as the owner of the Property or any part thereof), by Assignee when the promissory note evidencing the loan or advance specifically states that said note is secured by the Mortgage, together with all extensions, renewals, modifications, amendments and replacements thereof (each, a “Future Advance”).

c) Representations and Warranties. Assignor hereby represents and warrants that Assignor has the right, power and capacity to make this Assignment and that no person, firm or corporation or other entity other than Assignor has or will have any right, title or interest in or to the Leases (other than the tenant thereunder), the Rents and Profits or the Contracts. In addition to the foregoing, Assignor further warrants and represents that (a) Assignor is the sole owner of the entire lessor’s interest in the Leases; (b) to Assignor’s knowledge, the Leases are valid and enforceable; (c) all Leases (including any amendments thereto) are accurately reflected on the rent roll delivered to and approved by Assignee, including, the expiration dates of the terms thereunder; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated except as in connection with the Loan Documents; (e) other than in connection with the Renovation and Conversion (as defined in the Mortgage), none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease.

d) Covenants.

i) Covenants After an Event of Default. From and after an Event of Default, Assignor will maintain the Leases and any guaranty of the Leases in full force and effect, and will not, without the prior written consent of Assignee, (1) terminate or cancel any Lease or any guaranty of any Lease or consent to or accept any termination, cancellation or surrender thereof, or permit any condition or event to exist or to occur that would, or would entitle the tenant thereunder to, terminate or cancel the same, (2) amend, modify or otherwise change the terms of any Lease or any guaranty of any Lease except to increase the rent or other charges or assessments payable by tenants thereunder upon any renewal or extension of any such lease, (3) waive any material default under or breach of any Lease or any guaranty of any Lease, (4) consent to or permit any prepayment or discount of rent or payment of advance rent under any Lease or any guaranty of any Lease (other than the usual prepayment of rent as would result from the acceptance on the first day of each month of the rent for the ensuing month and a reasonable and customary security deposit of not more than two months’ rent in accordance with the terms of any such lease), (5) enter into any Lease not in effect on the date hereof without the prior written consent of Assignee , (6) give any waiver, consent or approval under any Lease or any guaranty of any Lease or take any other action in connection with any such Lease that would or might impair the value of Assignor’s interest thereunder or of the Property subject thereto, or impair the interest of Assignee therein, or (7) consent to any assignment of or subletting under the Leases not in accordance with their terms.

ii) Additional Covenants with respect to Leases. Assignor shall, at its sole cost and expense, (i) perform and discharge all of the material obligations and undertakings of the landlord under the Leases and, in the case of each Lease, all such other obligations which could be the basis for the termination of such Lease by the tenant thereunder including, without limitation, the timely payment of all tenant improvement allowances in accordance with the terms of the applicable Leases, as and when same may become due and payable, and shall not do or permit anything to impair the value of the Leases as security for the Debt. From and after an Event of Default, Assignor shall enforce or secure the performance of each and every obligation and undertaking of the tenants under the Leases and will appear in and prosecute or defend any action or proceeding arising under, or in any manner connected with, the Leases or the obligations and undertakings of the tenants (or subtenants) thereunder. Promptly following receipt thereof, Assignor shall provide Assignee with copies of all notices of default received by Assignor from any tenant under a Lease. From and after an Event of Default, Assignor shall give prompt written notice to Assignee of any and all material defaults of any of the tenants under any and all of the Leases, together with a complete copy of any and all notices delivered as a result of any default by a tenant under any of the Leases.

iii) Additional Writings. Assignor agrees, from time to time, to execute and deliver, upon demand, all assignments and any and all other writings as Assignee may reasonably deem necessary or desirable to carry out the purpose and intent hereof, or to enable Assignee to enforce any right or rights hereunder.

e) Events of Default. The term “Event of Default” as used herein shall mean any one of the following:

i) If Assignor shall fail to pay when and as required to be paid any amount of principal or interest of the Loan or any other amount payable hereunder or under any other Loan Document; or

ii) If Assignor shall fail to comply with any of the covenants, duties or obligations of Assignor herein or any of the Loan Documents (other than as specified in subsection (e)(i) above) and such failure shall continue for thirty (30) days after notice thereof is sent by Assignor to Assignee; or

(iii) If an Event of Default under and as defined in any of the Loan Documents shall occur; or

(iv) If any representation or warranty made by Assignor herein was false or misleading in any material respect when made.

f) Revocable License to Collect Rents.

i) Notwithstanding any provision to the contrary contained elsewhere herein, so long as no Event of Default has occurred, Assignor shall have a license to manage the Property; to collect, receive and use all Rents and Profits in accordance with the terms of the Leases and the Loan Documents; provided, however, that all amounts so collected shall be applied to amounts payble under the Note, the Mortgage and this Assignment prior to any other expenditure or distribution by Assignor. From and after the occurrence of an Event of Default (whether or not Assignee shall have exercised Assignee’s option to declare the Note immediately due and payable), such license shall be automatically revoked without any action required by Assignee. Assignee shall endeavor to give prompt notice to Assignor of such revocation but the failure of Assignee to give such notice shall not affect the timing of such revocation or any of Assignee’s rights under the Loan Documents.

ii) Any amounts received by Assignor or its agents in the performance of any acts prohibited by the terms of this Assignment, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this Assignment and any amounts received by Assignor as rents, income, issues or profits from the Property from and after the later of the occurrence of an Event of Default under this Assignment, the Note, the Mortgage or any Related Agreement, shall be held by Assignor as trustee for Assignee and all such amounts shall be accounted for to Assignee and shall not be commingled with other funds of the Assignor. Any person acquiring or receiving all or any portion of such trust funds shall acquire or receive the same in trust for Assignee as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

g) Remedies of Assignee. Upon the occurrence and during the continuance of any Event of Default, Assignee in person or by agent or by court-appointed receiver (and Assignee shall have the right to the immediate appointment of such a receiver and without regard to the adequacy of the security and Assignor hereby irrevocably consents to such appointment and waives notice of any application therefor) may, at its option, without any action on its part being required, without in any way waiving such default, with or without the appointment of a receiver, or an application therefor:

i) take possession of the Property and have, hold, conduct tests of, manage or hire a manager to manage, lease and operate the Property, on such terms and for such period of time as Assignee may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Assignee;

ii) with or without taking possession of the Property, collect and receive all Rents and Profits, notify tenants under the Leases or any other parties in possession of the Property, to pay Rents and Profits directly to Assignee, its agent or a court-appointed receiver and apply such Rents and Profits to the payment of:

(1) all costs and expenses incident to taking and retaining possession of the Property, management and operation of the Property, keeping the Property properly insured and all alterations, renovations, repairs and replacements to the Property;

(2) all taxes, charges, claims, assessments, and any other liens which may be prior in lien or payment to the Loan, and premiums for insurance, with interest on all such items; and

(3) the indebtedness secured hereby together with all costs and attorney’s fees, in such order or priority as to any of such items as Assignee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding.

iii) exclude Assignor, its agents and servants, wholly from the Property;

iv) at the expense of Assignor, from time to time, have joint access with Assignor to the books, papers and accounts of Assignor relating to the Property;

v) commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Assignee hereunder, whether brought by or against Assignor or Assignee; and

vi) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Assignee may affect or appear to affect the interest of Assignee or the rights, powers and/or duties of Assignee hereunder.

The receipt by Assignee of any Rents and Profits pursuant to this Assignment after the institution of foreclosure proceedings under the Mortgage shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto.

h) Indemnity and Assignee’s Disclaimer.

i) Assignor shall and does hereby agree to indemnify Assignee for and to defend and hold Assignee harmless from any and all liability, loss or damage which Assignee may or might incur under the Leases or the Contracts or under or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on Assignee’s part to perform or discharge any of the terms, covenants or agreements contained in the Leases or the Contracts. Should Assignee incur any liability, loss or damage under the Leases or the Contracts or under or by reason of this Assignment, or in the defense of any of such claims or demands, the amount thereof, including costs, expenses and attorney’s fees, shall be secured hereby; and Assignor shall reimburse Assignee for such amounts within ten (10) days following demand therefor, and upon failure of Assignor to do so, Assignee may declare all sums so secured to be immediately due and payable.

ii) This Assignment shall not be deemed or construed to constitute Assignee as mortgagee-in-possession of the Property or to obligate Assignee to take any action hereunder, to incur expenses or to perform or discharge any obligation, duty or liability hereunder or under the Leases or the Contracts and Assignee is not required to take possession of the Property as a condition to the assignment contained herein.

i) Waiver and Discretion. The failure of Assignee to enforce any of the terms, covenants or conditions hereof shall not be construed or deemed to be a waiver of any rights or remedies hereunder. Assignee shall have the full right, power and authority to enforce this Assignment, or any of the terms, covenants or conditions hereof, at any time or times that Assignee shall deem fit.

j) Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other addressee as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

If to Assignor:	TNP SRT CONSTITUTION TRAIL, LLC c/o Thompson National Properties, LLC 1900 Main Street, Suite 700 Irvine, CA 92614 Attention: Christopher Lal, Esq., General Counsel Facsimile: (949) 252-0212

with a copy to:	Hirschler Fleischer The Edgeworth Building 2100 East Cary Street Richmond, VA 23223 Attention: Thomas G. Voekler, Esq. Facsimile: (804) 644-0957

If to Assignee:	TL DOF III HOLDING CORPORATION c/o Torchlight Investors 230 Park Avenue New York, NY 10169 Attention: Steve Schwartz Facsimile: (212) 883-2955

with a copy to:	TL DOF III Holding Corporation c/o Torchlight Investors 230 Park Avenue New York, NY 10169 Attention: Abbey Kosakowski, Esq. Facsimile: (212) 883-2888

and a copy to:	Herrick, Feinstein LLP 2 Park Avenue New York, NY 10016 Attention: Dennis M. Sughrue, Esq. Facsimile: (212) 545-3437

k) Binding Effect. This Assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Property (or any portion thereof) and any agreement creating rights in Assignee other than those created herein shall be deemed incorporated herein by reference and made a part hereof for all purposes.

l) Actions by Assignee. Assignee may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

m) No Election of Remedies. Nothing herein contained and no act done or omitted by Assignee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Assignee of its rights and remedies under the Note and Mortgage, or any of the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. Nothing contained in this Assignment is intended or shall be construed to prevent Assignee in the exercise of its discretion from foreclosing the lien of the Mortgage or otherwise enforcing the provisions thereof or of the Note or any of the other Loan Documents or any Related Agreement. The right of Assignee to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder. It is the intent of both Assignor and Assignee that this Assignment be supplementary to, and not in substitution or derogation of, any provision contained in the Mortgage giving Assignee any interest in or rights with respect to the Leases or Rents and Profits. Accordingly, this Assignment shall not be construed in any way to impair or limit any rights or interests which Assignee would otherwise have with respect to the Leases or Rents and Profits by reason of the Mortgage.

n) Construction of Terms. In this Assignment, whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

o) No Merger. Neither this Assignment nor pursuit of any remedy hereunder by Assignee shall cause or constitute a merger of the interests of the tenant and the lessor under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

p) Governing Law. This Assignment shall be governed by and construed under the laws of the state in which the Property is located without application of choice of law rules. Any State or Federal courts of the State of Illinois and any State or Federal courts of the Southern District of New York of competent jurisdiction shall have jurisdiction in any action, suit or other proceeding instituted to enforce the Note, the Mortgage, and this Assignment. Assignor hereby waives (a) any objections to the jurisdiction of such courts, (b) any objections to venue and (c) its right to a trial by jury in any action, proceeding or counterclaim brought by Assignee.

q) Severability. In the event any one or more of the provisions contained in this Assignment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Assignment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

r) Modification. This Assignment may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.

s) Conflict of Terms. If any provision contained in this Assignment shall be inconsistent with any provision in the Mortgage, the provision that grants Assignee the broadest rights and remedies and imposes upon Assignor the greatest restrictions and limitations shall control.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date first above written.

ASSIGNOR:
TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company
By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its Sole Member
	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partners

		By:	/s/ James Wolford
Name: James Wolford
Title: CFO

(Constitution Trail - Signature Page to Assignment of Leases and Rents)

SCHEDULE A

Legal Description